Exhibit 99.1

Strongbridge Biopharma plc Reports Second Quarter 2018 Financial Results and Provides Corporate Update

~ Statistically Significant Positive Top-line Clinical Results Reported from SONICS Phase 3 Study of RECORLEV™ (levoketoconazole) in Endogenous Cushing’s Syndrome ~

~ Rare Endocrine Franchise Expands with the U.S. Launch of MACRILEN™ (macimorelin) for the Diagnosis of Adult Growth Hormone Deficiency (AGHD) ~

~ Patent Issued in United States for Extended-release veldoreotide Formulation, Providing Patent Protection Until 2037 ~

~ KEVEYIS® (dichlorphenamide) Achieves $4.3 Million in Second Quarter 2018 Revenue, a 187 Percent Increase from Second Quarter 2017 ~

Dublin, Ireland and Trevose, Pa., August 8, 2018 — Strongbridge Biopharma plc, (Nasdaq: SBBP), a global commercial-stage biopharmaceutical company focused on the development and commercialization of therapies for rare diseases with significant unmet needs, today reported second quarter 2018 financial results.

Second Quarter 2018 And Recent Highlights:

Rare Endocrine Franchise:

•                            Earlier today, Strongbridge reported statistically significant positive top-line clinical results from the SONICS Phase 3 study of RECORLEV™ (levoketoconazole) in endogenous Cushing’s syndrome.

•                            Launched MACRILEN™ (macimorelin) in the United States at the end of July. MACRILEN is the Company’s second rare disease commercial product and the first and only FDA-approved oral drug indicated for the diagnosis of adult growth hormone deficiency (AGHD), a condition often treated by the same endocrinologists who diagnose and treat Cushing’s syndrome.

•                           Patent issued for veldoreotide, a next-generation somatostatin analog (SSA), with claims covering an extended-release formulation and a method of manufacturing the formulation, strengthening the Company’s intellectual property portfolio. The patent is scheduled to expire in February 2037.

Rare Neuromuscular Franchise:

•                            Achieved KEVEYIS net product sales of $4.3 million in the second quarter of 2018, a 187 percent increase compared to $1.5 million in the second quarter of 2017.

•                            Full-year 2018 KEVEYIS revenue guidance remains $18 — $20 million.

“We have achieved several value-creating milestones across our rare disease portfolio over the last several months, including the compelling RECORLEV Phase 3 clinical trial results announced earlier today,” said Matthew Pauls, president and chief executive officer of Strongbridge Biopharma. “In addition to the continued strong performance of KEVEYIS, we are particularly excited about the launch of MACRILEN, which provides Strongbridge with an efficient, synergistic presence in the rare endocrine community ahead of the potential regulatory approval of RECORLEV. Early launch indicators are encouraging, signaling pent-up demand for this novel solution to diagnose adult growth hormone deficiency (AGHD), a serious, rare, under-diagnosed disease.”

Second Quarter 2018 Financial Results

For the three months ended June 30, 2018, basic net loss attributable to ordinary shareholders on a GAAP basis was $2.9 million, or $0.06 per share, compared to a basic net loss attributable to ordinary shareholders of $30.2 million, or $0.86 per share, for the same period in 2017. Net loss for the three months ended June 30, 2018 was lower than the same period in 2017 primarily due to an unrealized gain of $19.0 million on the fair value of warrants recorded in 2018, compared to an unrealized loss of $15.2 million on the fair value of warrants recorded in the same period of 2017, as well as increased net revenues recorded in 2018 from sales of KEVEYIS, offset in part by increased operating expenses associated with the commercialization of KEVEYIS and MACRILEN, higher research and development expenses primarily associated with the continued development of RECORLEV, and higher interest expense.

For the three months ended June 30, 2018, non-GAAP basic net loss attributable to ordinary shareholders was $16.7 million, or $0.36 per share, compared to a non-GAAP basic net loss attributable to ordinary shareholders of $12.2 million, or $0.34 per share, for the same period in 2017. The increase in non-GAAP net loss was primarily due to increased operating expenses associated with the commercialization of KEVEYIS and MACRILEN, higher research and development expenses primarily associated with the continued development of RECORLEV, and higher interest expense, offset in part by net revenues recorded from KEVEYIS product sales.

The Company recorded net revenues from sales of KEVEYIS of $4.3 million and cost of goods sold of $0.8 million for the three months ended June 30, 2018, compared to net revenues of $1.5 million and cost of goods sold of $0.4 million for the same period in 2017.

Research and development expenses were $5.5 million for the three months ended June 30, 2018, compared to $4.1 million for the same period in 2017. The increase during the 2018 period was primarily due to expenses related to the RECORLEV LOGICS and OPTICS clinical trials.

Selling, general and administrative expenses were $15.2 million for the three months ended June 30, 2018, compared to $10.1 million for the same period in 2017. The increase during the 2018 period was primarily due to costs incurred to establish the commercial and corporate infrastructure necessary to support the commercialization of KEVEYIS and MACRILEN.

Year-to-Date June 2018 Financial Results

For the six months ended June 30, 2018, basic net loss attributable to ordinary shareholders on a GAAP basis was $31.6 million, or $0.69 per share, compared to a basic net loss attributable to ordinary shareholders of $59.7 million, or $1.69 per share, for the same period in 2017.  Net loss for the six months ended June 30, 2018 was lower than the same period in 2017 primarily due to an unrealized gain of $9.3 million on the fair value of warrants recorded in 2018, compared to an unrealized loss of $30.1 million on the fair value of warrants recorded in the same period of 2017, as well as increased net revenues recorded in 2018 from sales of KEVEYIS, offset in part by increased operating expenses associated with the commercialization of KEVEYIS and MACRILEN, higher research and development expenses primarily associated with the continued development of RECORLEV, and higher interest expense.

For the six months ended June 30, 2018, non-GAAP basic net loss attributable to ordinary shareholders was $31.0 million, or $0.67 per share, compared to a non-GAAP basic net loss attributable to ordinary shareholders of $22.5 million, or $0.64 per share, for the same period in 2017. The increase in non-GAAP net loss was primarily due to increased operating expenses associated with the commercialization of KEVEYIS and MACRILEN, higher research and development expenses primarily associated with the continued development of RECORLEV, and higher interest expense, offset in part by net revenues recorded from KEVEYIS product sales.

The Company recorded net revenues from sales of KEVEYIS, which was launched in April 2017, of $8.2 million and cost of goods sold of $1.4 million for the six months ended June 30, 2018, compared to net revenues of $1.5 million and cost of goods sold of $0.4 million for the same period in 2017.

Research and development expenses were $10.3 million for the three months ended June 30, 2018, compared to $7.6 million for the same period in 2017. The increase during the 2018 period was primarily due to expenses related to the RECORLEV LOGICS and OPTICS clinical trials.

Selling, general and administrative expenses were $27.6 million for the six months ended June 30, 2018, compared to $17.6 million for the same period in 2017. The increase during the 2018 period was primarily due to costs incurred to establish the commercial and corporate infrastructure necessary to support the commercialization of KEVEYIS and MACRILEN.

Strongbridge had $85.5 million of cash and cash equivalents and $87.4 million in outstanding debt as of June 30, 2018, compared to $57.5 million of cash and cash equivalents and $40.8 million in outstanding debt as of December 31, 2017. The Company believes the combination of existing cash resources and potential additional borrowings available under its credit facility will provide sufficient cash resources under its current operating plan, which includes the potential U.S. regulatory approval and launch of RECORLEV, to achieve consistent positive cash flows from operating activities.

Conference Call Details

Strongbridge will host a conference call on Wednesday, August 8 at 8:30 a.m. EDT. To access the live call, dial 844-285-7153 (domestic) or 478-219-0180 (international) with conference ID 2971518. The conference call will also be audio webcast from the Company’s website at www.strongbridgebio.com under the “Investor/Webcasts and Presentations” section. A replay of the call will be made available for one week following the conference call. To hear a replay of the call, dial 855-859-2056 (domestic) or 404-537-3406 (international) with conference ID 2971518.

About Strongbridge Biopharma

Strongbridge Biopharma is a global commercial-stage biopharmaceutical company focused on the development and commercialization of therapies for rare diseases with significant unmet needs. Strongbridge’s rare endocrine franchise includes MACRILEN™ (macimorelin), the first and only FDA-approved oral drug indicated for the diagnosis of adult growth hormone deficiency, RECORLEV™ (levoketoconazole), a cortisol synthesis inhibitor currently being studied in Phase 3 clinical studies for the treatment of endogenous Cushing’s syndrome, and veldoreotide extended release, a pre-clinical next-generation somatostatin analog being investigated for the treatment of acromegaly and potential additional applications in other conditions amenable to somatostatin receptor activation. MACRILEN has orphan drug exclusivity in the United States, and both RECORLEV and veldoreotide have received orphan drug designation from the FDA and the European Medicines Agency. The Company’s rare neuromuscular franchise includes KEVEYIS® (dichlorphenamide), the first and only FDA-approved treatment for hyperkalemic, hypokalemic, and related variants of primary periodic paralysis. KEVEYIS has orphan drug exclusivity in the United States.

About KEVEYIS

KEVEYIS® (dichlorphenamide) is indicated for the treatment of primary hyperkalemic periodic paralysis, primary hypokalemic periodic paralysis, and related variants. In clinical studies, the most common side effects of KEVEYIS were a numbness or tingling, difficulty thinking and paying attention, changes in taste, and confusion. These are not all of the possible side effects that you may experience with KEVEYIS. Talk to your doctor if you have any symptoms that bother you or do not go away. You are encouraged to report side effects to Strongbridge Biopharma at 1-855-324-8912, or to the FDA at 1-800-FDA-1088 or visit www.fda.gov/medwatch/. For additional KEVEYIS important safety information and the full prescribing information visit www.keveyis.com.

About MACRILEN

MACRILEN® (macimorelin) is a prescription oral solution that is used to test for adult growth hormone deficiency (AGHD).  In clinical studies, the most common side effects of MACRILEN were changed sense of taste, dizziness, headache, fatigue, nausea, hunger, diarrhea, upper respiratory tract infection, feeling hot, excessive sweating, sore nose and throat, and decreased heart rate.  These are not all of the possible side effects that you may experience with MACRILEN. Call your healthcare provider for medical advice about side effects. You are encouraged to report side effects to Strongbridge at 1-855-324-8912, or to the FDA at 1-800-FDA-1088 or visit www.strongbridgebio.com/products/macrilen/.  Please see Full Prescribing Information for additional important MACRILEN safety information.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. The words “anticipate,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements, other than statements of historical facts, contained in this press release, are forward-looking statements, including statements related to the anticipated demand for MACRILEN, our ability to achieve positive cash flows from operating activities, Strongbridge’s strategy, plans, future financial position, anticipated investments, costs and results, outcomes of product development efforts, status and results of clinical trials, intellectual property portfolio and objectives of management for future operations. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in such statement, including risks and uncertainties associated with clinical development and the regulatory approval process, the reproducibility of any reported results showing the benefits of RECORLEV, the adoption of RECORLEV by physicians, if approved, as treatment for any disease, the emergence of unexpected adverse events following regulatory approval and use of the product by patients, and risks related to our ability to access funds under our credit facility.  Additional risks and uncertainties relating to Strongbridge and its business can be found under the heading “Risk Factors” in Strongbridge’s Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent filings with the SEC. These forward-looking statements are based on current expectations, estimates, forecasts and projections and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors. The forward-looking statements contained in this press release are made as of the date of this press release, and Strongbridge Biopharma does not assume any obligation to update any forward-looking statements except as required by applicable law.

Contacts:

Corporate and Media Relations
Elixir Health Public Relations
Lindsay Rocco
+1 862-596-1304
lrocco@elixirhealthpr.com

Investor Relations

U.S.:

The Trout Group
Marcy Nanus
+1 646-378-2927
mnanus@troutgroup.com

Europe:

First House

Geir Arne Drangeid
+47 913 10 458
strongbridgebio@firsthouse.no

USA
900 Northbrook Drive
Suite 200
Trevose, PA 19053
Tel. +1 610-254-9200
Fax. +1 215-355-7389

STRONGBRIDGE BIOPHARMA plc

Select Consolidated Balance Sheet Information (unaudited)

(in thousands, except share and per share data)

	June 30,	December 31,
	2018	2017
	( in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$85,514	$57,510
Total assets	156,212	103,925
Long-term debt, net	77,572	37,794
Total liabilities	147,349	115,839
Total stockholders’ equity (deficit)	8,863	(11,914)

STRONGBRIDGE BIOPHARMA plc

Consolidated Statement of Operations and Comprehensive Loss (unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Consolidated Statement of Operations Data:
Revenues:
Net product sales	$4,296	$1,529	$8,166	$1,529
Total revenues	4,296	1,529	8,166	1,529

Cost and expenses:
Cost of sales (excluding amortization of intangible assets)	$753	$377	$1,420	$377
Selling, general and administrative	15,210	10,142	27,572	17,584
Research and development	5,453	4,128	10,334	7,609
Amortization of intangible assets	1,872	1,255	3,641	2,511
Total cost and expenses	23,288	15,902	42,967	28,081
Operating loss	(18,992)	(14,373)	(34,801)	(26,552)
Other income (expense), net:
Unrealized gain (loss) on fair value of warrants	19,017	(15,219)	9,317	(30,147)
Interest expense	(3,289)	(737)	(6,163)	(1,474)
Foreign exchange gain (loss)	13	(14)	(7)	(25)
Loss on early extinguishment of debt	—	—	(500)	—
Other income, net	329	60	509	25
Total other income (expense), net	16,070	(15,910)	3,156	(31,621)
Loss before income taxes	(2,922)	(30,283)	(31,645)	(58,173)
Income tax (expense) benefit	(1)	92	(1)	(1,502)
Net loss	(2,923)	(30,191)	(31,646)	(59,675)

Net loss attributable to ordinary shareholders:
Basic	$(2,923)	$(30,191)	$(31,646)	$(59,675)
Diluted	$(21,940)	$(30,191)	$(40,963)	$(59,675)
Net loss per share attributable to ordinary shareholders:
Basic	$(0.06)	$(0.86)	$(0.69)	$(1.69)
Diluted	$(0.43)	$(0.86)	$(0.81)	$(1.69)
Weighted-average shares used in computing net loss per share attributable to ordinary shareholders:
Basic	45,829,600	35,335,026	45,728,793	35,335,026
Diluted	50,437,716	35,335,026	50,363,801	35,335,026

STRONGBRIDGE BIOPHARMA plc

Reconciliation of Non-GAAP Financial Measures (unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30, 2018
	Operating loss	Loss before income taxes	Net loss attributable to ordinary shareholders	Net loss per share attributable to ordinary shareholders

GAAP	$(18,992)	$(2,922)	$(2,923)	$(0.06)

Non-GAAP Adjustments:

Amortization of intangible assets (a)	$1,872	$1,872	$1,872	$0.04
Stock-based compensation - Research & Development (b)	$463	$463	$463	$0.01
Stock-based compensation - Selling, General & Admin. (b)	$1,521	$1,521	$1,521	$0.03
Unrealized gain on fair value of warrants (c)	—	$(19,017)	$(19,017)	$(0.41)
Non-cash interest and debt extinguishment expenses (d)	—	$1,430	$1,430	$0.03
Adjusted	$(15,136)	$(16,653)	$(16,654)	$(0.36)

	Three Months Ended June 30, 2017
	Operating loss	Loss before income taxes	Net loss attributable to ordinary shareholders	Net loss per share attributable to ordinary shareholders

GAAP	$(14,373)	$(30,283)	$(30,191)	$(0.86)

Non-GAAP Adjustments:

Amortization of intangible asset (a)	$1,255	$1,255	$1,255	$0.04
Stock-based compensation - Research & Development (b)	$281	$281	$281	$0.01
Stock-based compensation - Selling, General & Admin. (b)	$1,082	$1,082	$1,082	$0.03
Unrealized loss on fair value of warrants (c)	—	$15,219	$15,219	$0.43
Non-cash interest expense (d)	—	$270	$270	$0.01
Non-cash income tax benefit (e)	—	—	$(92)	$0.00
Adjusted	$(11,755)	$(12,176)	$(12,176)	(0.34)

STRONGBRIDGE BIOPHARMA plc

Reconciliation of Non-GAAP Financial Measures

(Unaudited, in thousands, except share and per share data)

	Six Months Ended June 30, 2018
	Operating loss	Loss before income taxes	Net loss attributable to ordinary shareholders	Net loss per share attributable to ordinary shareholders

GAAP	$(34,801)	$(31,645)	$(31,646)	$(0.69)

Non-GAAP Adjustments:

Amortization of intangible assets (a)	$3,641	$3,641	$3,641	$0.08
Stock-based compensation - Research & Development (b)	$871	$871	$871	$0.02
Stock-based compensation - Selling, General & Admin. (b)	$2,801	$2,801	$2,801	$0.06
Unrealized gain on fair value of warrants (c)	—	$(9,317)	$(9,317)	$(0.20)
Non-cash interest and debt extinguishment expenses (d)	—	$2,662	$2,662	$0.06
Adjusted	$(27,488)	$(30,987)	$(30,988)	$(0.67)

	Six Months Ended June 30, 2017
	Operating loss	Loss before income taxes	Net loss attributable to ordinary shareholders	Net loss per share attributable to ordinary shareholders

GAAP	$(26,552)	$(58,173)	$(59,675)	$(1.69)

Non-GAAP Adjustments:

Amortization of intangible asset (a)	$2,511	$2,511	$2,511	$0.07
Stock-based compensation - Research & Development (b)	$498	$498	$498	$0.01
Stock-based compensation - Selling, General & Admin. (b)	$2,035	$2,035	$2,035	$0.06
Unrealized loss on fair value of warrants (c)	—	$30,147	$30,147	$0.85
Non-cash interest expense (d)	—	$712	$712	$0.02
Non-cash income tax expense (e)	—	—	$1,247	$0.04
Adjusted	$(21,508)	$(22,270)	$(22,525)	$(0.64)

(a)   The effects of amortization of the intangible assets and charges related to the impairment of the intangible assets are excluded because these charges are non-cash, and we believe such exclusion facilitates investors’ ability to more accurately compare our operating results to those of our peer companies.

(b)   The effects of non-cash employee stock-based compensation are excluded because of varying available valuation methodologies and subjective assumptions. We believe this is a useful measure for investors because such exclusion facilitates comparison to peer companies who also provide similar non-GAAP disclosures and is reflective of how management internally manages the business.

(c)   The unrealized gain or loss on fair value of warrants are excluded due to the nature of this charge, which is non-cash and related primarily to the effect of changes in the company’s stock price at a point in time. We believe such exclusion facilitates investors’ ability to more accurately compare our operating results to those of our peer companies.

(d)   The effects of non-cash interest and debt extinguishment charges are excluded. We believe such exclusion facilitates an understanding of the effects of the debt service obligations on the Company’s liquidity and comparisons to peer group companies, and is reflective of how management internally manages the business.

(e)   The effect of non-cash tax expense or benefit related to valuation allowance adjustments of the deferred income tax asset is excluded because of its non-recurring nature. We believe such exclusion facilitates investor’s ability to more accurately compare our operating results to those of our peer companies.